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                                   [GTE LOGO]

                              TRANSITION AGREEMENT



                              dated April 29, 1999



                                 BY AND BETWEEN

                        GTE WIRELESS SERVICE CORPORATION,
         FORMERLY KNOWN AS GTE MOBILE COMMUNICATIONS SERVICE CORPORATION

                                       AND

                            HIGHWAYMASTER CORPORATION


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                              TRANSITION AGREEMENT

         THIS TRANSITION AGREEMENT (the "Agreement"), dated as of March 19, 1999 is entered into by and between GTE Wireless Service Corporation f/k/a GTE Mobile Communications Service Corporation, a Delaware corporation ("GTE") and HighwayMaster Corporation, a Delaware corporation ("HighwayMaster").

                                   WITNESSETH:

         WHEREAS, HighwayMaster and GTE are parties to a Service Agreement dated May 20, 1996; and

         WHEREAS, both HighwayMaster and GTE wish to terminate the Service Agreement between the Parties and transition the services provided under the Service Agreement to a new Carrier;

         NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good, valuable, mutual and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    SECTION 1
                                   DEFINITIONS

         Unless the context otherwise requires, the terms defined in this
Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined:

         "AFFILIATE" shall mean a Person, association, partnership, corporation or joint-stock company or trust that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with one of the Parties to this Agreement. Control shall be defined as (i) ownership of a majority of the voting power of all classes of voting stock or (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

         "BID" shall mean the billing identification code that allows an NPA/NXX in a CGSA to be defined as a stand alone billing center.

         "DESIGNATED GTE RECIPIENT" shall mean the General Counsel of GTE, or any other individual designated by GTE in writing, pursuant to Section 13.4 of this Agreement, to be the recipient of HighwayMaster Information.

         "DESIGNATED HIGHWAYMASTER RECIPIENT" shall mean the General Counsel of HighwayMaster, or any other individual designated by HighwayMaster in writing, pursuant to Section 13.4 of this Agreement, to be the recipient of GTE Information.


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         "CARRIER" shall mean an entity licensed by the Federal Communications
Commission ("FCC") to provide cellular service, broadband personal communications services ("PCS"), or specialized mobile radio ("SMR") service through the use of the entity's owned and operated licensed facilities.

         "CGSA" shall mean a cellular geographic service area of a Carrier which is defined by the FCC as either a metropolitan service area ("MSA") or a rural service area ("RSA").

         "CLIENT" shall mean the end user of the HighwayMaster System.

         "CTS" shall mean cellular telephone service as available in any designated and authorized CGSA.

         "CTS USAGE" shall mean the use of any CTS for any purpose, including but not limited to, voice, data and roaming.

         "ESN" shall mean electronic serial number assigned to each individual unit of the HighwayMaster System.

         "FCC" shall mean the Federal Communication Commission.

         "GTE CARRIER" shall mean a Carrier that is a GTE Affiliate or subsidiary.

         "GTE INFORMATION" shall mean any and all information, in any tangible or electronic form, which bears a legend "GTE Confidential Information - Subject to Use and Disclosure Restrictions Pursuant to Contract" and which has been provided to the Designated HighwayMaster Recipient; provided, however, the foregoing shall not include that portion of any information made available by GTE without restrictions on use or disclosure or that portion of any information which is readily discernable by the performance of this Agreement. All other information, even if in writing or other tangible form, but which does not bear the legend described above, shall not be considered "GTE Information." In addition, this definition is subject to the limitations of Section 8.2(b) below.

         "GTE MARKET" shall mean any CGSA, whether MSA or RSA, in which an Affiliate of GTE holds the FCC license or has binding management authority in such CGSA. Attached hereto as Exhibit A is a list of all current GTE Markets. This shall not include any CGSA acquired or assimilated through the proposed merger of Bell Atlantic Corporation and GTE Corporation.

         "HIGHWAYMASTER CORE FUNCTIONALITY" shall mean any HighwayMaster System or portion thereof currently in use by HighwayMaster in its operations that has the following capabilities: (i) a mobile unit with capabilities that include the monitoring of cellular overhead paging channels to determine from internal tables the appropriate selection of A-side or B-side Carriers, automated transmission of location notification to a central complex or a functional equivalent of such process for call delivery purposes



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and the ability to answer incoming calls and automatically respond to data exchange requests and (ii) central complex processing of such calls, which include data store-and-forward and call delivery to and from such mobile units.

         "HIGHWAYMASTER INFORMATION" shall mean any and all information, in any tangible or electronic form, which bears a legend "HighwayMaster Confidential Information - Subject to Use and Disclosure Restrictions Pursuant to Contract" and which has been provided to the Designated GTE Recipient; provided, however, the foregoing shall not include that portion of any information made available by HighwayMaster without restrictions on use or disclosure or that portion of any information which is readily discernable by the performance of this Agreement. All other information, even if in writing or other tangible form, but which does not bear the legend described above, shall not be considered "HighwayMaster Information." In addition, this definition is subject to the limitations of Section 8.2(b) below.

         "HIGHWAYMASTER SYSTEM" shall mean the system module ("System Module"), display module ("Display Module"), Network Services Center(s) ("NSC"), HighwayMaster software provided to its Clients, interface between HighwayMaster and the NSC, interface between the NSC and System Module.

         "MATERIAL DEFAULT" means any Material Breach which has not been cured within thirty (30) days after notice of such breach is given to the breaching Party by the non-breaching Party.

         "MATERIAL BREACH" means, with respect to either Party to this Agreement, a breach of any obligation, representation, warranty, or covenant of such Party contained in this Agreement.

         "MINIMUM ROAMING REQUIREMENT" shall mean the minimum amount of roaming that must be maintained by each HighwayMaster System or any portion thereof to be measured as follows: During the Term of this Agreement and any extension, renewal or continuation thereof, each HighwayMaster System's CTS Usage must be in multiple SIDs for a minimum of seventy percent (70%) of all CTS Usage for each and every Vehicle equipped with a HighwayMaster System during two (2) consecutive months of each quarter in a calendar year. Such quarters to be measured from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October through December 31 for each calendar year in the Term of this Agreement.

         "NON-GTE CARRIER" shall mean a Carrier other than GTE or one of its Affiliates that provides CTS for use with a HighwayMaster System under a Roaming Addendum.

         "NON-GTE MARKET" shall mean any CGSA, whether MSA or RSA, in which a Non-GTE Carrier holds the FCC license or have binding management authority to provide CTS in such CGSA.



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         "NPA/NXXS [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL
TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.] Such NPA/NXXs are not North American Numbering Plan Numbers.

         "NUMBER" or "MIN" shall mean the numerical code or phone number assigned to the cellular mechanism in the HighwayMaster.

         "PARTIES" shall mean GTE and HighwayMaster.

         "PARTY" shall mean either GTE or HighwayMaster.

         "PERSON" shall mean any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

         "ROAMING" shall mean the CTS provided from one Carrier to another Carrier for the purpose of permitting a Carrier's end user's to have service when such Carrier's end user is in a CGSA not owned or managed by such Carrier.

         "ROAMING ADDENDUM" or "ROAMING ADDENDA" shall mean the addendums to GTE's Roaming Agreements that enable GTE to provide HighwayMaster with CTS in Non-GTE Markets.

         "ROAMING AGREEMENTS" shall mean the Roaming Agreements between GTE or one of its Affiliates and a Non-GTE Carrier for the provision of Roaming.

         "ROAMING RATE" shall mean the agreed upon rate set forth in the Roaming Addenda by each Non-GTE Carrier in a CGSA operated by such Carrier for use of CTS in that Carrier's CGSA and the rate charged by GTE for use of CTS in GTE Markets with the HighwayMaster System.

         "SERVICE PROVIDER" shall mean the Carrier that replaces GTE for provision of all or any portion of Services under the Services Agreement.

         "SERVICES" shall mean the services to be provided to HighwayMaster by GTE for use with the HighwayMaster System as described or identified in this Agreement.

         "SERVICE AGREEMENT" shall mean that certain Service Agreement entered into between HighwayMaster and GTE on March 20, 1996.

         "SID" shall mean the five digit system identification code assigned to each Carrier by the FCC.

         "VEHICLES" shall mean modes of transportation such as trucks, vans, recreational vehicles or waterway barges that are equipped with all or a portion of an activated and in use HighwayMaster System that has the HighwayMaster Core Functionality.



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         "VOICE CTS" shall mean the use of any cellular airtime for the purpose of transmitting voice communications via cellular networks.

                                    SECTION 2
                                 GENERAL PURPOSE

         This Agreement is for the purpose of setting forth the obligations of each Party from the date of execution of this Agreement until its termination on September 30, 1999. Both Parties acknowledge and agree that this Agreement will supercede any and all other Agreements prior to this date between the Parties, and that the Service Agreement is hereby terminated and of no further force or effect as of the date of this Agreement. HighwayMaster acknowledges and agrees that GTE has discontinued the program under the Service Agreement, and that it is no longer available from GTE. Neither Party has any expectation or right of renewal with respect to this Agreement beyond September 30, 1999, and GTE will continue the provision of the following Services only through the earlier of (i) the expiration of this Agreement on September 30, 1999; (ii) termination of this Agreement prior to September 30, 1999 or (iii) the transition of the Services to a new Service Provider.

                                    SECTION 3
                                 GTE OBLIGATIONS

         3.1 RESTRICTION ON SERVICES. GTE is providing the Services hereunder only for use by HighwayMaster with Clients who employ the HighwayMaster Core Functionality with a HighwayMaster System in North America. Further, such Services will only be available in CGSAs for which CTS is provided to GTE for use with the HighwayMaster System.

         3.2 NPA/NXXS. GTE will maintain the One Hundred Thousand (100,000) designated NPA/NXXs combinations already used by HighwayMaster to be used solely in connection with the HighwayMaster System during the term of this Transition Agreement. HighwayMaster agrees and understands that such NPA/NXXs are not dialable from the public switched telephone network. GTE will not issue and HighwayMaster will not request any additional Numbers under this Agreement.

         3.3 BID. During the Term of this Agreement, GTE will maintain the current BID, 30445, solely for the NPA/NXXs under this Agreement as permitted by any laws, rules or regulations. Such BID permits identification of Vehicles in each CGSA and the tracking identification for CTS usage as permitted by any laws, rules or regulations.

         3.4 BILLING SERVICES.

                  (a) GTE shall maintain a detailed record of CTS Usage by HighwayMaster on a magnetic billing tape (the "Tape") in the format currently sent to HighwayMaster. Such Tape will include call detail records for HighwayMaster's usage of CTS, but in no instance will GTE be required to provide HighwayMaster with any tape or documents that reflect CTS Usage by entities not utilizing a HighwayMaster System.



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Within thirty (30) days of the end of each billing cycle GTE will provide
HighwayMaster with a summary invoice (the "Invoice") of charges for CTS Usage during that billing cycle and the Tape. Such Invoices will provide a summary of the charges by GTE Carriers and Non-GTE Carriers for CTS Usage in each Carriers respective CGSAs. GTE shall not be liable for any inaccuracies in a Carrier's billing of HighwayMaster in a Non-GTE market under any circumstances. HighwayMaster expressly acknowledges that some charges incurred in a billing cycle will not appear on the Invoice or in the Tape for such billing cycle and that such charges will appear on subsequent Invoices. HighwayMaster will be responsible for payment of any and all charges that are delayed or appear on subsequent Invoices. HighwayMaster will be responsible for payment of the full amount of each Invoice in accordance with the provisions of Section 9 of this Agreement even if HighwayMaster has not received payment from its Clients or any other third party.

                  (b) Notwithstanding the above subsection (a), GTE agrees that in a GTE Market, GTE will not bill HighwayMaster for any CTS Usage in GTE Markets if the CTS Usage is more than ninety (90) days old; unless the delay is caused by HighwayMaster or resulting from any action or omission by HighwayMaster's failure to provide information on installations, activations, and deactivations in a timely manner. For example, if CTS Usage in a GTE Market is a call record generated on May 31, 1998, GTE must bill HighwayMaster for that call prior to August 30, 1998.

                  (c) With respect to the cellular usage records and the charges therefore in Non-GTE markets ("Non-GTE Market Charges"), GTE will include such Non-GTE Market Charges in an invoice to HighwayMaster no later than forty-five
(45) days after receipt of such Non-GTE Market Charges by GTE. HighwayMaster acknowledges that some of the Non-GTE Market Charges may be more than forty-five
(45) days old when HighwayMaster receives them in an invoice because GTE does not control when a Non-GTE Carrier submits its records, and HighwayMaster shall still pay such Non-GTE Market Charges if GTE has sent such Non-GTE Market Charges no later than forty-five (45) days after receipt of such charges by GTE.

                  (d) GTE agrees that as of September 16, 1998, HighwayMaster has paid all amounts due under the Service Agreement to GTE other than CTS Usage in Non-GTE Markets that has not passed through the billing process, and GTE shall not bill HighwayMaster for any CTS Usage in GTE Markets prior to September 16, 1998. GTE has loaded the NPA/NXXs into its billing system, and HighwayMaster is not required to send the weekly customer database file to the extent only the NPA/NXXs defined herein are used by HighwayMaster.

         3.5 PAYMENT OF CARRIERS. On behalf of HighwayMaster, GTE agrees to pay any amounts due Carriers by HighwayMaster for use of Carrier's CTS; provided, however, that HighwayMaster will reimburse GTE for all amounts paid to any Carrier ("Carrier Airtime Reimbursement") hereunder even if HighwayMaster has requested credits from a Carrier or disputes the charges in any manner; provided that GTE has invoiced HighwayMaster for the Non-GTE Market Charges as set forth in 3.4(c) above. HighwayMaster hereby acknowledges that GTE's obligation to make any such payments



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is only part of the Services provided to HighwayMaster under this Agreement and that HighwayMaster is ultimately responsible for any payments owed to Carriers. HighwayMaster agrees to indemnify and hold harmless GTE from any and all claims, losses, damages, causes of action, costs (including reasonable attorneys fees) or expenses incurred by GTE as a result of any claim or action brought by a third party and arising from the payment of amounts to Carriers under this Agreement; provided that HighwayMaster has the right to appoint counsel and direct the litigation.

         3.6 PROVISION OF CTS.

                  (a) GTE Markets. In GTE Markets, GTE agrees to provide HighwayMaster with CTS at the rates set forth in Section 9; provided, however, that HighwayMaster must maintain the Minimum Roaming Requirement and use such CTS solely with the HighwayMaster System. To the extent a GTE Market is divested, sold or otherwise transferred ("Divested Market"), GTE shall use reasonable efforts to insure that the entity acquiring such Divested Market continues to provide CTS to HighwayMaster at the rate charged at the time of the divestiture; provided, however, that GTE shall not guarantee a provision of CTS at any rate in a Divested Market and HighwayMaster will have the right to obtain alternative coverage arrangements in such Divested Market. To the extent a GTE Market loses the required FCC license or other necessary approvals, such GTE Market shall have no obligation to provide CTS to HighwayMaster.

                  (b) Non-GTE Markets. GTE has Roaming Addenda under which GTE provides CTS in Non-GTE Markets to HighwayMaster under this Agreement. The Parties acknowledge and agree that the majority of these Roaming Addenda are currently on a month-to-month basis or expired, and that GTE will not take any action to renew, maintain or continue such Roaming Addenda. As part of the transition of the Services to a new Service Provider, either HighwayMaster or its new Service Provider will obtain Roaming Addenda for the provision of CTS to HighwayMaster. To the extent any Carrier terminates its Roaming Addenda, GTE shall notify HighwayMaster, but GTE will have no further obligation to provide service in the terminated CGSA. Subject to the above, GTE will continue to execute new Roaming Addenda for CGSAs that are currently not providing CTS for use with the HighwayMaster System to the extent the Roaming Addenda are in the form attached hereto as Exhibit B and the term of such Roaming Addenda is month-to-month. Upon the earlier of (i) transition to a new Service Provider or
(ii) the expiration or termination of this Agreement, GTE will terminate all of the existing Roaming Addenda.

                  (c) Restrictions on CTS. With respect to the restrictions under the Roaming Addenda, whether a GTE Market or a Non-GTE Market, GTE shall inform the Carrier that HighwayMaster requires restricted 1-800 dialing to its complex and the use of an authorized security algorithm ("SA") or modem to modem validation process ("MVM"); provided, however, that HighwayMaster acknowledges and agrees that it will be solely responsible for any amounts owed for CTS Usage or any other costs incurred in Non-GTE Markets where the Carrier does not provide or install such call restriction. To the extent GTE has the technical ability to implement such call restriction ("Call Restriction") in a GTE Market with no cost to itself, GTE shall have thirty (30) days from



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the date it commences providing CTS to HighwayMaster to implement the call restriction in a GTE Market. If GTE fails to implement such call restriction, GTE shall not charge HighwayMaster for any fraudulent use of CTS caused by GTE's failure to install the call restriction in a GTE Market. To the extent any equipment, software or modification is required to provide the requested call restriction in any CGSA, the Carrier, at its option, may agree to install such equipment, software or modification but any cost associated therewith shall be borne by HighwayMaster at its option. HighwayMaster agrees to maintain its current security and fraud prevention systems and validation procedures in place and active, and to the extent its ceases any such security protections, HighwayMaster will be liable for fraudulent CTS Usage. The Parties agree that the HighwayMaster Systems may be permitted to dial 911 emergency calls, but HighwayMaster acknowledges that neither GTE nor the GTE Markets provide or control the provision of 911 emergency services in any CGSAs.

         3.7 PRIMARY POINT OF CONTACT. GTE and HighwayMaster shall each identify in writing, subject to substitution at any time, a primary point of contact to coordinate activations, to identify existing problems with the provision of the Services by GTE and billing (the "Contact"). The Parties agree that the Contact will have adequate technical knowledge and understanding of the mutual obligations hereunder and will be available on a regular basis Monday through Friday from 8:00 a.m. to 5:00 p.m.
eastern standard time.

         3.8 ACTIVATIONS/IDENTIFICATION CHANGES. HighwayMaster is no longer required to provide the weekly customer database file to GTE that shows the NPA/NXXs activated; provided, however, that HighwayMaster agrees to verify which NPA/NXXs are active within five (5) business days of a written request from GTE. Further, GTE shall have full access to the Database to confirm any status of any of the NPA/NXXs. HighwayMaster acknowledges and agrees that it can obtain this information from GTE TSI. As stated in Section 3.10, HighwayMaster will be permitted to use Visibility Services for the Term of this Agreement to conduct activations and deactivations.

         3.9 CHARM REPORTS. Upon the written request of HighwayMaster, GTE will provide HighwayMaster with historical CHARM reports for the NPA/NXXs each month on or about the same date as receipt of an Invoice.

         3.10 DATABASE. The NPA/NXXs shall be maintained in a designated numbering system compatible with GTE Telecommunications Systems Incorporated ("GTE TSI") for purposes of validation. Such NPA/NXXs shall be stored and maintained in a validation database at GTE TSI (the "Database") at the direction of GTE. HighwayMaster acknowledges and agrees that GTE has the right to contact GTE TSI and direct the Database, subject to the notice requirements in this section. Subject to Section 12.4 (iv), HighwayMaster and GTE shall have access to the Database at all times during the Term of this Agreement and for a reasonable period after expiration or termination of this Agreement; provided, however that HighwayMaster acknowledges and agrees that it has no right to make changes or request GTE TSI to make changes to the Database without obtaining prior written consent from GTE to make changes to the Database. Notwithstanding the above, for the Term of this Agreement, GTE will continue to permit



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HighwayMaster access to the Database through Visibility Services solely for the purposes of (i) viewing the NPA/NXXs used by HighwayMaster and (ii) activating and deactivating such NPA/NXXs. HighwayMaster acknowledges and agrees that it may not make any other changes or modifications in, or to, the Database without the prior written consent of GTE. To the extent HighwayMaster requests a modification to the Database, GTE, in its sole discretion, will determine if the requested modification is acceptable and such determination will be made within two (2) business days of the request; provided that HighwayMaster has provided the request in writing and indicated in detail the reason for such request. To the extent GTE intends to make any changes to the Database that would affect the calling capability of the Numbers used by HighwayMaster, GTE will notify HighwayMaster two (2) days prior to making any such changes. To the extent HighwayMaster reasonably believes such proposed changes will adversely affect HighwayMaster or cause Fraudulent Usage, HighwayMaster must notify GTE in writing within twenty-four (24) hours of receipt of notice of any proposed changes with an explanation of the issues. To the extent GTE receives such a notice from HighwayMaster, the Parties agree to discuss the proposed changes, and GTE will determine in its reasonable discretion whether or not any changes will be made to the Database.

                                    SECTION 4
                                     CREDITS

         4.1 CREDITS.

                  (a) Existing Credits. As of the date of this Agreement the Parties acknowledge and agree that the status of the credits sought by GTE on the behalf of HighwayMaster from Carriers for the period October 15, 1996 through the settlement period ending December 15, 1998 is as set forth in Exhibit C to this Agreement ("Existing Credits"). With respect to the Existing Credits and any other credits currently requested by HighwayMaster or that may be requested by HighwayMaster hereunder, GTE and HighwayMaster agree as follows:

                    (i) Post January 15, 1999 Credits. Except for the credit balance existing with Bell Atlantic Mobile Systems ("BAMS Account") which is addressed in subsection (iii) of this provision, for all credits that have previously been requested by HighwayMaster from January 15, 1999 through April 15, 1999 from the Carriers ("Post January 15 Credits"), HighwayMaster will take full responsibility for any collection of such credits and GTE shall not be responsible for the collection of any such Post January 15 Credits. GTE will transfer its files to HighwayMaster to pursue these credits, but GTE will maintain a copy of such files for its records. With respect to the Post January 15 Credits, no litigation or Cibernet dispute resolution process will be permitted or pursued by either Party.



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                  (ii)     Pre January 15, 1999 Credits. For all credits that
                           have been requested by HighwayMaster before January 15, 1999, HighwayMaster agrees and acknowledges that it has no right to collect, attempt to collect or make any claim to such credits from GTE or any other Carrier. GTE has the right to close all issues and the books and records with respect to such credits and to write off such credits in the records of GTE. Further, GTE has the right to notify any and all Carriers that such Pre January 15, 1999 credits are null and void by the agreement of GTE of HighwayMaster.

                  (iii) BAMS Account. [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.] Such efforts by HighwayMaster to collect on the BAMS Account will be subject to the Collection Expiration Date set forth in subsection (c).

                  (iv) Other Credits. With respect to any other credits or adjustments requested by, paid to or due HighwayMaster prior to execution of the Agreement, HighwayMaster acknowledges and agrees that there are no other issues, claims or credits due HighwayMaster.

                  (b) Post Execution Credit Process. For all credits requested by HighwayMaster after the execution of this Agreement for any period after January 15, 1999 ("Post Execution Credits"), the process will be as follows:

                  (i) Credit Requests. HighwayMaster will provide GTE with a written summary of the Post Execution Credit requests for each Carrier with the supporting call detail records in a format acceptable to both Parties, but at a minimum capable of transmission on a form of electronic media in addition to the written summary clearly designating its requested Post Execution Credits by Carrier and the reason for each credit within thirty (30) days of receipt of a Tape from GTE;

                  (ii) Process. GTE will take the provided Post Execution Credit requests from HighwayMaster and will draft the first request (the "First Request") for such credits to a Carrier within fourteen (14) business days of receipt of the detailed credit requests from HighwayMaster. GTE will base its First Request on the information and data provided by HighwayMaster, and HighwayMaster is solely responsible and liable for the accuracy, validity and timeliness of any such information or data. The First Request will be sent to the Carrier with a duplicate to HighwayMaster. Upon receipt of the First Request by HighwayMaster, HighwayMaster will have full responsibility for the collection of any credit requested and GTE will have no


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                           responsibility or liability in connection therewith;
                           provided, however, that HighwayMaster will have no right to sue or initiate a CIBERNET dispute resolution process with a Carrier without the prior written consent of GTE. GTE will only provide this consent if in GTE's reasonable discretion HighwayMaster's claims for credits are valid, HighwayMaster has adequate documentation to prove its claim for credits and the Carrier has wrongfully rejected the request for such credits. GTE shall provide HighwayMaster with its decision on whether to permit a CIBERNET dispute within five (5) business days of a request to GTE by HighwayMaster to commence a CIBERNET dispute. HighwayMaster will be responsible for all costs and expenses associated with this credit process except for GTE's expenses in connection with its duties for the First Request.

                  (iii) Liability. HighwayMaster acknowledges and agrees that GTE shall have no obligation to attempt collection and no liability whatsoever if HighwayMaster is unable to collect any credits from Non-GTE Carriers if GTE has complied with its obligation to send the First Request. Further, after the First Request, GTE shall have no obligation to track, monitor, process, or maintain records with respect to any credits or payments in connection therewith.

         (c) Expiration Date for Collection Efforts. Notwithstanding anything to the contrary in this Agreement, with respect to the Post January 15 Credits, the Post Execution Credits and any other credits under the GTE BID or Roaming Addenda ("GTE Credit Claims"), [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.] As of the Collection Expiration Date, HighwayMaster acknowledges and agrees that any rights it may have in the GTE Credit Claims shall cease and be null and void. GTE will have the right to close all issues and the books and records for such GTE Credit Claims and to write off all such amounts in its records. Further, GTE shall have the right to notify any and all Carriers that such GTE Credit Claims are null and void by the agreement of GTE and HighwayMaster. GTE will send HighwayMaster a copy of the notice sent to Carriers.

                                    SECTION 5
                            HIGHWAYMASTER OBLIGATIONS

         In addition to the other covenants, terms and conditions set forth in this Agreement, HighwayMaster hereby accepts and agrees to perform the obligations and abide by the responsibilities set forth in this Section 4.

         5.1 HIGHWAYMASTER'S USE OF SERVICES. HighwayMaster agrees to use the Services and CTS only in connection with the use, sale, distribution or operation of a HighwayMaster System with the HighwayMaster Core Functionality.



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                                      -11-

         5.2 MINIMUM VOLUME. HighwayMaster must at all time during this Agreement have a [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.] (the "Minimum Volume") equipped with an operational and in use HighwayMaster System. To the extent HighwayMaster does not meet and maintain the Minimum Volume at any time during this Agreement, GTE shall have the right to terminate this Agreement with one hundred twenty (120) days prior written notice to HighwayMaster.

         5.3 CTS RATES AND ROAMING RATES ACKNOWLEDGMENTS. HighwayMaster hereby acknowledges that GTE is not authorized and cannot establish Roaming Rates for any Non-GTE Market. HighwayMaster acknowledges and agrees that it shall pay GTE an amount including, but not limited to, the full amount of all Roaming Rates as established and charged by each Carrier for CTS used in such Carrier's CGSA. In the event a Carrier should increase any roamer charges or initiate new rates for other uses of its CTS such as Data CTS, status coding or *19 validation transactions, GTE shall bill HighwayMaster for such increases or new rates and HighwayMaster shall be obligated to reimburse GTE for all such increases and new charges in full. Nothing herein shall be construed as requiring GTE to offset any difference between the Roaming Rates charged by a Carrier in a particular CGSA and the rate requested by HighwayMaster. HighwayMaster further acknowledges that the current Roaming Addenda between Non-GTE Carriers and GTE is subject to termination. To the extent any of such Roaming Rate agreements are terminated, GTE is not obligated to provide CTS or the Services in the CGSA(s) governed by such terminated Roaming Addenda and GTE shall have no obligation to HighwayMaster for any damages, losses or other effects of such termination.

         5.4 PROTECTION OF CELLULAR USAGE. [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.] To the extent HighwayMaster breaches this provision, HighwayMaster will be responsible for any fraudulent use of CTS.

         5.5 HIGHWAYMASTER SYSTEM. HighwayMaster agrees to maintain and operate the HighwayMaster System or any related equipment, software, hardware or other technology used in connection therewith in such a manner so that GTE is able to provide and perform the Services hereunder by the method used by GTE to provide such Services as of the date of this Agreement.

         5.6 TRANSLATION OF MESSAGES. HighwayMaster will be responsible for any translations of messages or data or other connections transmitted by the use of CTS with the HighwayMaster System.

         5.7 REGULATORY AND LEGAL APPROVALS. To the extent HighwayMaster is required to obtain any federal, state, local or regulatory approvals, licenses or certifications to operate the HighwayMaster System or perform under this Agreement, HighwayMaster is solely responsible for obtaining such approvals, licenses or certifications. HighwayMaster agrees to indemnify and hold harmless GTE from any and all claims, losses, damages, causes of action, costs (including reasonable attorneys fees)



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

or expenses incurred by GTE as a result of any claim or action brought by a third party and arising from the HighwayMaster's failure to obtain any required licenses, approvals or other certifications.

         5.8 FRAUDULENT CTS USAGE. HighwayMaster acknowledges and agrees that it shall be solely responsible and shall pay GTE for any and all amounts owed for CTS Usage hereunder, whether such CTS Usage is deemed to be or is fraudulent including, but not limited to, outbound/inbound calls, unauthorized SA use, unauthorized MVM use or misuse of the 1-800 Complex unless such fraudulent use is the result of GTE's failure to implement the Call Restriction mechanism as set forth in Section 3.6(c). GTE and HighwayMaster agree to cooperate with each other in identifying and preventing any fraudulent use of the HighwayMaster Systems; provided, however, that GTE shall have no financial obligation resulting from such assistance and shall not be required to implement or install any technology, whether patented or not, to prevent such fraud. To the extent HighwayMaster notifies GTE that a particular MIN/ESN needs to be deactivated due to fraud or any other reason, GTE will deactivate such MIN/ESN within twenty-four (24) hours. To the extent GTE discovers or reasonably believes that it has discovered fraud, GTE will have the right to deactivate any effected NPA/NXXS within 24 hours after notifying HighwayMaster in writing of such fraud and its intention to disconnect the NPA/NXXs. To the extent HighwayMaster instructs GTE not to deactivate the NPA/NXXs within the twenty-four (24) hours of receipt of such notice, GTE will not deactivate the NPA/NXXs and HighwayMaster will be liable for all charges for usage on such NPA/NXXs even if the usage is fraudulent.

                                    SECTION 6
                             COVERAGE IN GTE MARKETS

         During the Term of this Agreement, HighwayMaster agrees that its HighwayMaster Systems will be programmed to use only CTS provided by a GTE Affiliate, subsidiary or related GTE entity ("GTE CTS") in all GTE Markets; provided, however, that HighwayMaster can enter into agreements with Non-GTE Carriers for secondary CTS coverage ("Secondary Coverage") in GTE Markets, and HighwayMaster will not be required to add a GTE Market as primary to the extent it is acquired by GTE after the date of this Agreement. Secondary Coverage shall mean that a HighwayMaster System can be programmed to use the CTS of a Non-GTE Carrier in a GTE Market only at times when the GTE CTS in such GTE Market does not have CTS coverage in a specific area or is experiencing an outage of CTS coverage for any reason. HighwayMaster covenants and guarantees that the use of GTE CTS in each GTE Market by HighwayMaster Systems shall never be less than ninety five percent (95%) during any one month unless GTE does not have the coverage in a specific GTE Market to meet the 95% requirement. To the extent the use of GTE CTS does not meet such required percentage, GTE can either (i) exercise its rights of termination hereunder, (ii) request an adjustment in compensation for the lost CTS Usage or (iii) require that HighwayMaster terminate the secondary coverage as permissible under its agreements with Non-GTE Carriers.



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                                    SECTION 7
                       OWNERSHIP OF INTELLECTUAL PROPERTY

         7.1 NO LICENSE OF INTELLECTUAL PROPERTY.

                  (a) Nothing herein shall be construed to grant HighwayMaster any license, express or implied, under any patents, copyrights, or trademarks of GTE or any of its Affiliates or any improvements, modifications or improvements thereto, except as may be necessary for HighwayMaster's performance of its obligations under this Agreement and its Client's use of Services provided pursuant to this Agreement, and then only for the term of this Agreement. GTE agrees, however, to indemnify and hold harmless HighwayMaster from any and all claims, losses, damages, causes of action, costs (including reasonable attorneys fees) or expenses incurred by HighwayMaster as a result of any claim or action brought by a third party arising out of or resulting from the use of any software or hardware provided by GTE to HighwayMaster or used by GTE in connection with the Services provided pursuant to this Agreement. This indemnity shall not extend to any use of such software or hardware other than when used in connection with the Services under this Agreement; modifications to such software or hardware made by or for HighwayMaster; combinations of such Software and/or hardware with other software, hardware or functionality not provided by GTE; or compliance with HighwayMaster provided specifications. The foregoing indemnity shall not extend to any technical assistance given by GTE in the course of performing this Agreement because this Agreement does not encompass or contemplate such technical assistance.

                  (b) Nothing herein shall be construed to grant GTE any license, express or implied, under any patents, copyrights, or trademarks of HighwayMaster or any of its Affiliates or any improvements, modifications or improvements thereto, except as may be necessary for GTE's performance of its obligations under this Agreement, and then only for the term of this Agreement. HighwayMaster agrees, however, to indemnify and hold harmless GTE from any and all claims, losses, damages, causes of action, costs (including reasonable attorneys fees) or expenses incurred by GTE as a result of any claim or action brought by a third party arising out of or resulting from the use of any software or hardware provided by HighwayMaster to GTE or used by HighwayMaster or Clients in connection with this Agreement. This indemnity shall not extend to: any use of such software or hardware other than when used in connection with the Services under this Agreement; modifications to such software or hardware made by or for GTE; combinations of such software and/or hardware with other software, hardware or functionality not provided by HighwayMaster; or compliance with GTE provided specifications. The foregoing indemnity further shall not extend to any technical assistance given by HighwayMaster or Clients in the course of performing this Agreement because the Agreement does not encompass or contemplate such technical assistance.



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                                      -14-

         7.2 MARKS. Neither Party shall have the right to use the other Party's tradenames, service marks, or other protected marks without the prior written consent of the other Party.

         7.3 NO TRANSFER OF OWNERSHIP. Nothing in this Agreement shall be construed as transferring ownership of or rights in any property, tangible or intangible, including without limitation intellectual property. Subject to the license rights set forth in Sections 7.1(a) and 7.1(b), nothing in this Agreement shall be construed as transferring license rights in any property, tangible or intangible, including without limitation intellectual property.

                                    SECTION 8
                                 CONFIDENTIALITY

         8.1 HIGHWAYMASTER INFORMATION.

                  (a) Use. Except and to the extent set forth in this Agreement, nothing herein shall constitute a grant of license to GTE of HighwayMaster Information. GTE may only use the HighwayMaster Information to the extent set forth herein or as required to perform its obligations under this Agreement, unless GTE obtains prior written consent from HighwayMaster to use the HighwayMaster Information for another purpose. GTE may not disclose the HighwayMaster Information to any third party (other than to contractors performing services for GTE, provided such contractors enter into written agreements with GTE restricting further use and disclosure of HighwayMaster Information) without the prior written consent of HighwayMaster. If GTE receives or is served with any order, subpoena, demand or other request from any governmental agency, court or other legal forum to produce HighwayMaster Information ("Request for Production"), GTE will provide HighwayMaster with prompt notice of such Request for Production so that HighwayMaster, at its expense, may seek a protective order or such other remedy to prevent production of the HighwayMaster Information. If GTE is ultimately compelled, by a court or other legal forum, which has authority, to comply with the Request for Production, GTE will not be in violation of this Section. Upon termination or expiration of this Agreement or, with respect to any HighwayMaster Information, on such earlier date that GTE in its opinion, shall no longer require the HighwayMaster Information to provide the Services hereunder, GTE will , at HighwayMaster's request, either erase the HighwayMaster Information from any files maintained by GTE or return the HighwayMaster Information to HighwayMaster. GTE agrees to protect and safeguard the confidentiality of the HighwayMaster Information to the same degree and extent as GTE protects and safeguards its own confidential information.

                  (b) Exclusions to Obligations Relating to HighwayMaster Information. Notwithstanding Section 8.1(a) above, HighwayMaster Information shall not include, and this Agreement shall impose no obligation on GTE to protect, not disclose or not use that portion of any HighwayMaster Information that:



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                                      -15-

                           (1) Prior to its disclosure by HighwayMaster, is lawfully and rightfully known by or available to GTE or its Affiliates (from other than HighwayMaster or its Affiliates), without restriction on use or disclosure;

                           (2) Through no breach of this Agreement or fault on the part of GTE, is or hereafter becomes part of the public domain (i.e., without restriction on use or disclosure);

                           (3) Is developed by or for GTE independently from and without access to HighwayMaster Information;

                           (4) Is lawfully received by GTE from a third party without restriction on use or disclosure and without breach of this Agreement or any other agreement, or breach of any fiduciary obligation or obligation of confidentiality; or

                           (5) Is approved in writing by HighwayMaster for disclosure to third parties or for other uses.

         8.2 GTE INFORMATION.

         (a) Use. Except and to the extent set forth in this Agreement, nothing herein shall constitute a grant of license to HighwayMaster of GTE Information. HighwayMaster may only use the GTE Information to the extent set forth herein or as required to perform its obligations under this Agreement, unless HighwayMaster obtains prior written consent from GTE to use the GTE Information for another purpose. HighwayMaster may not disclose the GTE Information to any third party (other than to contractors performing services for HighwayMaster, provided such contractors enter into written agreements with HighwayMaster restricting further use and disclosure of GTE Information) without the prior written consent of GTE. If HighwayMaster receives or is served with any order, subpoena, demand or other request from any governmental agency, court or other legal forum to produce GTE Information ("Request for Production"), HighwayMaster will provide GTE with prompt notice of such "Request for Production" so that GTE, at its expense, may seek a protective order or such other remedy to prevent production of the GTE Information. If HighwayMaster is ultimately compelled, by a court or other legal forum, which has authority, to comply with the Request for Production, HighwayMaster will not be in violation of this Section. Upon termination or expiration of this Agreement or, with respect to any GTE Information, on such earlier date that HighwayMaster in its opinion, shall no longer require the GTE Information to perform its obligations under this Agreement, HighwayMaster will, at GTE's request, either erase the GTE Information from any files maintained by HighwayMaster or return the GTE Information to GTE. HighwayMaster agrees to protect and safeguard the confidentiality of the GTE Information to the same degree and extent as HighwayMaster protects and safeguards its own confidential information.

                  (b) Exclusions to Obligations Relating to GTE Information. Notwithstanding Section 8.2(a) above, GTE Information shall not include, and this



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                                      -16-

Agreement shall impose no obligation on HighwayMaster to protect, not disclose or not use that portion of any GTE Information that:

                           (1) Prior to its disclosure by GTE, is lawfully and rightfully known by or available to HighwayMaster or its Affiliates (from other than GTE or its Affiliates), without restriction on use or disclosure;

                           (2) Through no breach of this Agreement or fault on the part of HighwayMaster, is or hereafter becomes part of the public domain (i.e., without restriction on use or disclosure);

                           (3) Is developed by or for HighwayMaster independently from and without access to GTE Information;

                           (4) Is lawfully received by HighwayMaster from a third party without restriction on use or disclosure and without breach of this Agreement or any other agreement, or breach of any fiduciary obligation or obligation of confidentiality; or

                           (5) Is approved in writing by GTE for disclosure to third parties or for other uses.

         8.3 EXCEPTIONS. The Parties acknowledge and agree that the above Confidentiality provisions do not limit either Party from disclosing this Agreement to GTE TSI or obtaining information from GTE TSI regarding the Services or Numbers. The parties further acknowledge that the GTE Information and the HighwayMaster Information may be disclosed by the receiving party to (i) the receiving party's attorneys, accountants, and financial advisors, and (ii) a prospective purchaser or merger partner, provided such recipients agree in writing not to further use or disclose the GTE Information/HighwayMaster Information consistent with the provisions of this Agreement.

                                    SECTION 9
                        COMPENSATION AND PAYMENT PROCESS

         9.1      COMPENSATION.

                  a) Monthly Compensation. In exchange for the Services provided hereunder HighwayMaster shall pay GTE the amounts set forth in this section within thirty (30) days of receipt of an Invoice for the Services. Such compensation is effective as of the date of execution of this Agreement and will commence after receipt by HighwayMaster of the first Invoice from GTE:

[TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

         9.2 PROCESS FOR COMPENSATION. HighwayMaster will compensate GTE for the Services in accordance with the terms, rates and charges set forth herein. GTE will



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

prepare and send to HighwayMaster monthly statements of the amounts owed by HighwayMaster to GTE including without limitation the charges set forth in the Invoice referenced in Section 3.4. HighwayMaster will pay GTE within net thirty
(30) days following receipt of such Invoice ("Due Date"). Receipt shall be deemed to have occurred three (3) days after such Invoice has been deposited in the U.S. Mail. If HighwayMaster fails to pay GTE by the Due Date, any and all outstanding amounts due GTE shall accrue interest at the rate of one percent (1.0 %) per month or the maximum amount of interest allowed by law, whichever is less.

         9.3 FINANCIAL PROTECTIONS. To the extent the amounts owed to GTE by HighwayMaster in any given month exceed a total of Five Hundred Thousand Dollars ($500,000), HighwayMaster, upon the written request of GTE, must establish an escrow account with terms and conditions satisfactory to GTE or provide GTE with a performance bond or an irrevocable letter of credit from a nationally recognized financial institution, to be determined by GTE, with GTE as the sole beneficiary in an amount equal to no less than Three Million Dollars ($3,000,000) (the "Financial Protection"). Such Financial Protection must be provided within thirty (30) days of the request by GTE or GTE will have the right to terminate the Agreement by written notice to HighwayMaster. If GTE exercises this right of termination, HighwayMaster will have no rights to a transition period if any Material Default exists or is continuing at the time the Financial Protection is not provided by HighwayMaster in accordance herewith. Such termination to be effective immediately upon receipt of the written notice. GTE has the right to require an increase of the amount of the bond or letter of credit at any time during the Term of this Agreement to the extent HighwayMaster's monthly obligations to GTE increase significantly as determined by GTE.

         9.4 DISPUTES REGARDING COMPENSATION. To the extent HighwayMaster has a legitimate dispute regarding amounts owed to GTE (the "Disputed Amount"), HighwayMaster agrees that it shall continue to pay GTE all amounts, whether disputed or otherwise by the Due Date. HighwayMaster shall simultaneously with payment of any Disputed Amount notify GTE of the dispute and then shall rely upon the Dispute Resolution Provisions in Sections 13.18 and 13.19 of this Agreement. HighwayMaster must notify GTE in writing of any dispute on or with an Invoice within one hundred twenty (120) days after HighwayMaster has received such Invoice. To the extent HighwayMaster prevails in a dispute regarding amounts owed to GTE and GTE must reimburse any amounts to HighwayMaster, GTE shall pay a rate of interest equal to one percent (1.0 %) per month or the maximum amount of interest allowed by law, whichever is less.

         9.5 [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]



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                                   SECTION 10
                        TERM OF AGREEMENT; RENEWAL OPTION

         10.1 TERM. The term of this Agreement shall be from the date of execution until September 30, 1999 (the "Term"). HighwayMaster acknowledges and agrees that it has no right to renew this Agreement under any circumstances, and that it is currently in the process of finding a new Service Provider.

                                   SECTION 11
                                   TERMINATION

         11.1 TERMINATION FOR CAUSE. Subject to the other rights of termination hereunder, in the event of a Material Default by either Party under this Agreement, the nondefaulting Party may terminate this Agreement by giving notice of such termination to the other Party to this Agreement. To the extent the defaulting Party cures the Material Default within the thirty (30) day cure period provided for in the definition of Material Default, this Agreement cannot be terminated unless a subsequent notice of Material Default is provided hereunder, which notice of termination shall specify a date no earlier than thirty (30) days after the date such notice is given for termination.

         11.2 TERMINATION FOR NONPAYMENT. In the event that HighwayMaster fails to pay GTE any amounts owed for the Services by the Due Date and HighwayMaster fails to fully cure such payment default within thirty (30) days of such payment default, then GTE may terminate this Agreement by giving notice of such termination to HighwayMaster, which notice of termination shall specify a date no earlier than ten (10) days after the date such notice is given for such termination. To the extent HighwayMaster cures the payment default in full prior to expiration of the ten (10) day notice period, GTE will not terminate this Agreement for the payment default.

         11.3 TERMINATION FOR INSOLVENCY. If HighwayMaster makes an assignment for the benefit of creditors or files a voluntary petition under Title 11 of the United States Code or under any similar state insolvency laws or if Agent shall have an involuntary petition for bankruptcy filed against it under Title 11 of the United States Code and such involuntary petition is not dismissed within thirty (30) days; or a trustee or receiver is appointed to administer Agent's business or assets, GTE shall have the right to terminate this Agreement effective upon notification of such termination to HighwayMaster.

         11.4 TERMINATION FOR FAILURE TO MAINTAIN MINIMUM ROAMING PERCENTAGE. To the extent HighwayMaster fails to maintain the Minimum Roaming Requirement, GTE, in its sole discretion, may elect to (i) terminate CTS to any ESN/MIN wherein the CTS Usage does not meet the Minimum Roaming Requirement or (ii) adjust the amount of compensation to be paid by HighwayMaster for the ESN/MIN provided that the amount of adjustments or terminations shall be no more than necessary to bring HighwayMaster into compliance with the Minimum Roaming Requirement. To the extent HighwayMaster does not have the documentation to prove that it is meeting the Minimum Roaming Requirement either in the aggregate or on an ESN/MIN level, GTE



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may terminate this Agreement with thirty (30) days prior written notice.
HighwayMaster will have the right to cure such a default within such thirty (30) day period.

         11.5 TERMINATION BASED ON LEGAL OR REGULATORY RULINGS. To the extent any final nonappealable order or ruling is issued by a court, agency, commission or other forum that has jurisdiction over either GTE or HighwayMaster, that rules that any of the terms of this Agreement are unenforceable, require modification or are against governing statutes, regulations, codes or law, GTE shall have the right to terminate this Agreement with thirty (30) days prior written notice. Further, GTE will not be liable to HighwayMaster for any default or nonperformance under this Agreement to the extent such nonperformance or default is a result of adherence or compliance with any regulatory, legal or agency regulation, requirement, order or ruling.

         11.6 TERMINATION FOR DISCONTINUED BUSINESS. To the extent GTE ceases to operate all or substantially all of its business operations, GTE shall not be obligated to provide the Services under this Agreement.

                                   SECTION 12
                             TRANSITION OBLIGATIONS

         12.1 TRANSITION TO NEW SERVICE PROVIDER. HighwayMaster and GTE both desire to transition the Services provided hereunder to a new Service Provider. HighwayMaster agrees to use its best efforts to find a new Service Provider by no later than June 30, 1999. HighwayMaster acknowledges and agrees that the Service Provider must be a Carrier as defined in this Agreement or GTE will not proceed with this Section 12 of this Agreement. Upon designation of the new Service Provider, HighwayMaster will transition to such Service Provider by no later than September 30, 1999. Upon written identification of a new Service Provider that has entered into an agreement with HighwayMaster to provide the Services, GTE and HighwayMaster will commence with the transition of the Services to the new Service Provider. It is the sole responsibility of HighwayMaster to find a new Service Provider and enter into an agreement with such Service Provider. To the extent HighwayMaster fails to find a new Service Provider, HighwayMaster shall have no right to renew this Agreement and GTE shall cease all Services hereunder as of September 30, 1999.

         12.2 TRANSITION OF ROAMING ADDENDA. Subsequent to the execution of this Agreement, HighwayMaster is solely responsible for the negotiation and execution of any new Roaming Addenda for use with its new Service Provider. GTE shall not be obligated to implement or use any such Roaming Addenda.

         12.3 COOPERATION. HighwayMaster agrees to cooperate with GTE in the transition and either HighwayMaster or the new Service Provider will provide any information reasonably requested by GTE to perform the transition to a new Service Provider. GTE agrees to cooperate with HighwayMaster in the transition and to provide any information reasonably requested by HighwayMaster to perform the transition to a new Service Provider. HighwayMaster will give GTE at least sixty (60) days' written notice of its planned transition date, and will cooperate with GTE in the creation of a



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                                      -20-
written transition plan to be issued jointly by GTE and HighwayMaster and provided to GTE TSI and the new Service Provider. HighwayMaster further authorizes GTE to discuss the transition with the new Service Provider and GTE TSI as GTE may reasonably require.

         12.4 TRANSITION OBLIGATIONS. Upon HighwayMaster executing an agreement with a new Service Provider to provide the Services and such Service Provider being a Carrier as defined herein, GTE will assist in the transition of the Services by taking the following actions:

                  (i) GTE will assign the NPA/NXXs to HighwayMaster's new Service Provider and will announce such assignment as appropriate in the industry;

                  (ii) GTE will assign the current BID, 30445, to HighwayMaster's new Service Provider and will announce such assignment to the industry. Upon this assignment GTE shall have no further liability for any activity under such BID and GTE will inform the industry of the effective date of the assignment prior to such assignment;

                  (iii) GTE will enter into a wireless service agreement with the new Service Provider in the form attached hereto as Exhibit D. To the extent the new Service Provider refuses to enter into such an agreement GTE will not be obligated to enter into an agreement with the new Service Provider to continue any wireless service to HighwayMaster; and

                  (iv) GTE will no longer have access or control of the Database referenced in Section 3.10 above, except with respect to wireless service provided over GTE's or one of its affiliates' networks or facilities ("GTE Facilities") or as otherwise negotiated between GTE and any new Service Provider. GTE acknowledges that HighwayMaster is not a party to any agreement in the form of Exhibit D and cannot agree to its terms on behalf of the new Service Provider. GTE is not obligated to enter into any agreement with a new Service Provider other than the one set forth in Exhibit D.

         12.5 ELECTRONIC RETURN PROCESS. To the extent an electronic return process is developed for the purpose of electronically identifying and returning erroneous CTS records such as rate errors to a Carrier, GTE will review such process once it is completed, but GTE is under no obligation to implement such process.

         12.6 TRANSITION PRESS RELEASE. Upon the earlier of (i) expiration of this Agreement or (ii) transition to a new Service Provider, the Parties will jointly coordinate a press release; provided, that neither Party may make any press release using the other Parties' name or logo without the prior written consent of the other Party.



Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL
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         12.7 TRANSITION DATE. Both Parties will use their best efforts to transition to the new Service Provider on the sixteenth (16th) day of a calendar month.

         12.8 OPPOSITION. To the extent GTE receives a written opposition to the transition to a new Service Provider from any Carrier, GTE will inform HighwayMaster of such opposition.

         12.9 EXPENSES; TRANSITION OBLIGATIONS. Except as expressly set forth herein, GTE shall have no other obligations to assist in the transition. HighwayMaster shall bear any expenses with its transition.

                                   SECTION 13
                            MISCELLANEOUS PROVISIONS

         13.1 FORCE MAJEURE. Each Party hereto shall be excused from performance hereunder for any period and to the extent that it is prevented from performing any action pursuant hereto, in whole or in part, as a result of delays beyond its control caused by the other Party or by an act of God or the public enemy, fire, floods, epidemics, quarantine restrictions, civil disturbance, court order, labor dispute, third party nonperformance (except to the extent such third party nonperformance is wrongfully caused by a Party to this Agreement), or other cause beyond its control, including without limitation failures or fluctuations in electrical power, heat, light, air conditioning, lack of capacity on the networks or network outages. Additionally, GTE shall not be liable to HighwayMaster if changes, alterations or modifications in the HighwayMaster System, HighwayMaster's facilities, operations, network equipment, or procedures made in the ordinary course of business render the Services obsolete or unusable.

         13.2 SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or is declared or found to be illegal, unenforceable or void, in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         13.3 NONDISCLOSURE/MEDIA RELEASES. All media releases, public announcements and public disclosures by any Party hereto relating to this Agreement or its subject matter, including without limitation promotional or marketing material, but not including any announcement intended solely for internal distribution or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of such Party, shall be coordinated with and approved by the other Party hereto prior to the release thereof, which approval shall not be unreasonably withheld or delayed. The terms of this Agreement are confidential except that either Party may disclose the terms of this Agreement to any of its wholly owned affiliates, employees, consultants or professionals on a "need to know basis" to permit performance hereunder. Neither Party shall announce or disclose to any third party, the terms and conditions contained herein without the prior written consent of the other Party, except as required by law, in which



Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL
case the Party required to make disclosure shall give the other Party prompt notice of any such requirement so that the other Party can take any actions it deems appropriate to protect the information from disclosure.

         13.4 NOTICES. Any notice required by this Agreement must be given by depositing a copy of such notice (i) in the United States mail, postage prepaid, certified return receipt requested or (ii) in overnight delivery via Federal Express or Airborne or (iii) via facsimile. Any such notice will be deemed to be received upon the earlier of verification of delivery or the fifth (5th) day after depositing a copy of such notice in the mail or overnight delivery, except that notices received by facsimile shall only be deemed effective upon actual receipt by the individual with the title set forth below as confirmed solely by such individual. Any such notice will be given at the following addresses or to such later addresses of which the sending Party has received actual or constructive notice:

         If to HighwayMaster:           HighwayMaster Corporation
                                        1155 Kas Drive
                                        Richardson, Texas 75081
                                        Attn:    President
                                        Fax:     (972) 301-2588

                  With a copy to:           General Counsel
                                            Fax: (972) 301-2263

         If to GTE:                     GTE Wireless Service Corporation
                                        245 Perimeter Center Parkway
                                        Atlanta, Georgia 30346
                                        Attn:    AVP - Wholesale Marketing
                                        Fax:     (770) 395-8511

                  With a copy to:           Legal Department
                                            Fax: (770) 391-8250

         13.5 LEGAL REPRESENTATION. HighwayMaster acknowledges that GTE has offered no legal advice or counsel to HighwayMaster nor made any representations to HighwayMaster regarding any matter, including without limitation HighwayMaster's exemption from the jurisdiction of federal, state, or local governmental agencies with potential jurisdiction over the Parties herein and the Services to be rendered hereunder and GTE has not offered HighwayMaster any legal advice or counsel regarding the subject matter of this Agreement. GTE acknowledges that HighwayMaster has offered no legal advice or counsel to GTE nor made any representations to GTE regarding GTE's exemption from the jurisdiction of federal, state, or local governmental agencies with potential jurisdiction over the Parties herein and the Services and obligations to be rendered hereunder and HighwayMaster has not offered GTE any legal advice or counsel regarding the subject matter of this Agreement.

         13.6 INTERPRETATION; CONSTRUCTION. Headings used in this Agreement are for convenience only and will not be deemed to be operative text. Terms of gender will be



Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL
deemed inter-changeable, as will singular and plural terms, in each case unless the context otherwise requires. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions.

         13.7 EXECUTION. This Agreement shall be deemed to be executed at such time as all Parties hereto have signed a counterpart hereof and each Party hereto has received from each of the other Parties hereto an originally-signed counterpart or a facsimile transmission or other replication of an originally-signed counterpart.

         13.8 WAIVER. The failure of either Party to enforce, in any one or more instances, performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the Parties hereto. The Parties acknowledge that a waiver of any term or provision hereof may only be given by a written instrument executed by each Party intended to be benefited by the same.

         13.9 WARRANTY DISCLAIMER. GTE'S AND HIGHWAYMASTER'S OBLIGATIONS HEREUNDER ARE IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED. GTE MAKES NO WARRANTIES, EXPRESS OR IMPLIED REGARDING THE GOODS, SERVICES OR EQUIPMENT TO BE PROVIDED HEREIN, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         13.10 NO LIABILITY FOR INDIRECT DAMAGES. GTE SHALL NOT BE LIABLE TO HIGHWAYMASTER, AND HIGHWAYMASTER SHALL NOT BE LIABLE TO GTE, OR ANY THIRD PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE, OR SPECIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, INDEMNITY, WARRANTY, STRICT LIABILITY OR TORT ARISING FROM OR RELATED TO THE PERFORMANCE OF THE DUTIES OR OBLIGATIONS OF GTE OR HIGHWAYMASTER IN ACCORDANCE WITH THE TERMS SET FORTH HEREIN OR THE RENDERING OF SERVICES HEREUNDER.

         13.11 LIMITATION OF LIABILITY. WITH THE EXCEPTION OF THE INDEMNITIES IN SECTIONS 3.5 AND 5.7 AND ANY OUTSTANDING AMOUNTS OWED BY HIGHWAYMASTER FOR SERVICES PROVIDED HEREUNDER, THE LIABILITY OF EITHER PARTY FOR ANY CLAIM ASSERTED BY THE OTHER PARTY SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL AMOUNTS PAID BY HIGHWAYMASTER TO GTE, OTHER THAN THE CARRIER AIRTIME REIMBURSEMENT AMOUNTS, IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM.



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                                      -24-

         13.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument notwithstanding that all Parties are not signatories to each counterpart.

         13.13 ASSIGNABILITY AND BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. No Party may assign this Agreement without the prior written consent of the other Party hereto.

         13.14 AMENDMENTS. This Agreement may not be modified, amended or supplemented except by an agreement in writing signed by all of the Parties hereto. GTE shall not accept nor act upon any instructions, directions, and/or modifications concerning GTE's performance hereunder which would affect the terms, conditions, and/or pricing of this Agreement unless authorized by HighwayMaster's representative.

         13.15 EXPENSES, TAXES, ETC. Each of the Parties hereto shall pay all fees and expenses incurred by it in connection with the preparation and negotiation of this Agreement. There shall be added to any charges incurred and payable by HighwayMaster under this Agreement, an amount equal to any tariff, duty, or levy tax including but not limited to sales, ad valorem and use tax or any tax in lieu thereof imposed by any local, state, or federal government or governmental agency with respect to the Services, CTS or with respect to this Agreement, but in no event will taxes be paid by HighwayMaster which are based on the income or net worth of GTE.

         13.16 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or permitted assigns, any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement.

         13.17 ATTORNEYS' FEES. Except as herein expressly provided, in any arbitration, suit, action or proceeding brought by one Party against the other Party under this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing Party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy, subject to the limitation of liabilities set forth herein.

         13.18 DISPUTE RESOLUTION PROCEDURES. Except as provided in Section 13.18(d) below, for all disputes relating to this Agreement, prior to instituting litigation, in any forum, including, but not limited to, state, federal, or regulatory proceedings, each Party agrees to the following procedures:

                  (a) In the event a Party has a dispute with the other Party relating to this Agreement, the aggrieved Party shall give the other Party detailed written notice of any acts, occurrences and/or omissions giving rise to the dispute. The aggrieved Party, in its sole discretion, may include copies of documents which it believes support its claim(s).



Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL

                  (b) Within fifteen (15) days after receipt of notice, the Party receiving the notice shall tender to the other Party a written response, including an offer of settlement, if it so desires. Any offer of settlement not accepted or rejected within fifteen (15) days shall be deemed rejected.

                  (c) In the event the Parties are unable to settle their dispute after following the procedures set forth in this Section 13.18, and fifteen (15) days following the receipt of the response made pursuant to (b) above (or the lapse of the fifteen (15) day period specified therein in the event no response is made), the Parties shall submit their dispute to mediation. Compliance with the procedures on dispute resolution and mediation shall be a condition precedent to initiating any judicial, quasi-judicial and/or regulatory or legal proceeding. Any lawsuit filed prior to the exhaustion of the mediation procedures provided for in this Agreement shall be dismissed, notwithstanding any later exhaustion of mediation and the subsequent filing of any lawsuit by the other party. A Party seeking and obtaining dismissal of a lawsuit pursuant to this provision shall recover all of its costs and attorneys' fees incurred in obtaining such dismissal.

                  (d) Notwithstanding Section 13.18 (a) (c) above, if either Party seeks to obtain a temporary restraining order or preliminary injunction to prevent the imminent disclosure of HighwayMaster Information or GTE Information, as the case may be, the dispute resolution provisions of this Section 13.18 will not apply. However, if the Party seeking the temporary restraining order or preliminary injunction is unsuccessful, such Party shall be required to pay all costs and expenses (including reasonable attorney's fees) of the other Party within thirty (30) days of the denial of the requested relief. To the extent either Party seeks any relief not provided for by this Section 13.18(d), the dispute resolution provisions of Section 13.18(a) (c) shall control.

         13.19 RULES FOR MEDIATION.

                  (a) Consent to Mediator. Both Parties shall share equally the cost of mediation. The Mediator shall act as an advocate for resolution and shall use his or her best efforts to assist the Parties in reaching a mutually agreeable settlement. The Parties agree to select the Mediator within three (3) business days following the procedure set forth in 13.18 above. In the event the Parties are unable to agree on a Mediator, the matter shall be referred to the American Arbitration Association for the appointment of a Mediator pursuant to its Commercial Mediation Rules.

                  (b) Conditions Precedent to Service as a Mediator. The Mediator shall not serve as a mediator in any dispute in which he or she has a financial or personal interest in the result of mediation. Prior to accepting an appointment, the Mediator shall disclose any circumstance likely to create presumption of bias or prevent prompt meeting with the Parties. In the event the Parties disagree as to whether the Mediator shall serve, the Mediator shall not serve.

                  (c) Authority of Mediator. The Mediator shall not have the authority to decide any issue for the Parties, but will attempt to facilitate voluntary resolution of the dispute by the Parties. The Mediator is authorized to conduct joint and separate meetings



Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL
with the Parties and to offer suggestions to assist the Parties achieve settlement. If necessary, the Mediator may also obtain expert advice concerning technical aspects of the dispute, provided the Parties agree and assume the expenses of obtaining the advice. Arrangements for obtaining such advice shall be made by the Mediator or the Parties, as the Mediator shall determine.

                  (d) Date, Time and Place of Mediation. The Mediator shall fix the date and the time of each mediation session.

                  (e) Identification of Matters in Dispute. At least ten (10) days prior to the first scheduled mediation session, each Party shall provide the Mediator with a brief memorandum setting forth its position with regard to the issues that need to be resolved. At the discretion of the Mediator, such memoranda may be mutually exchanged by the Parties. At the first session, the Parties will be expected to produce all information reasonably required for the Mediator to understand the issues presented. The Mediator may require any Party to supplement such information.

                  (f) Privacy. Mediation sessions are private. The Parties and their representatives may attend mediation sessions. Other persons may attend only with the permission of the Parties and with the consent of the Mediator.

                  (g) Confidentiality. Confidential information disclosed to a Mediator by the Parties or by witnesses in the course of the mediation shall not be divulged by the Mediator. All records, reports or other documents received by a Mediator while serving in that capacity shall be confidential. The Mediator shall not be compelled to divulge such records or to testify in regard to the mediation in any adversary proceeding or judicial forum.

                  The Parties shall maintain the confidentiality of the mediation and shall not rely on or introduce as evidence in any arbitral, judicial or other proceeding:

                           (i) views expressed or suggestions made by another Party with respect to a possible settlement of the dispute;

                           (ii) admissions made by another Party in the course of the mediation proceedings;

                           (iii) proposals made or views expressed by the
                                 Mediator; or

                           (iv) the fact that another Party had or had not indicated willingness to accept a proposal for settlement made by the Mediator.

                  (h) No Stenographic Record. There shall be no stenographic record of the mediation process.

                  (i) Termination of Mediation. The mediation shall be terminated:



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                                      -27-

                           (i) by the execution of a settlement agreement by the Parties;

                           (ii) by a written declaration of the Mediator to the effect that further efforts at mediation are no longer worthwhile; or

                           (iii) by a written declaration of a Party or Parties
                                 to the effect that the mediation proceedings are terminated, but then only after a good faith participation in mediation consisting of at least eight hours of mediation. Written certification by the mediator that a Party has not participated in good faith in the mediation shall prevent termination of the mediation proceedings.

                  Any mediation awards resulting from the invocation of this paragraph shall be governed by the provisions set forth in Sections 13.10 and 13.11.

                  (j) Duration. Either Party may require that mediation be completed within forty five (45) days from the submission of the first notice set forth in 13.18(a) above. In the event substantial potential damages continue to accrue pending mediation, the mediator shall have the authority to amend all of the procedures and time periods as may be reasonable to expedite the procedure.

         13.20 INDEPENDENT CONTRACTOR. GTE is providing the Services as an independent contractor. This Agreement shall not be construed to create a joint venture, partnership, employment relationship, franchise or any other legal relationship between the Parties other than that of independent contractor. Neither Party shall share or be responsible for the debts and liabilities of the other Party, or have the authority to bind the other Party in any manner.

         13.21 ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto and expressly made a part of this Agreement, shall constitute the entire agreement between the Parties hereto with respect to the Services and shall supersede all prior proposals, negotiations, understandings and agreements, whether oral or written.

         13.22 REMEDIES CUMULATIVE. Subject to the limitations of liability set forth herein, all rights of termination, cancellation, or other remedies in this Agreement are cumulative. Use of any remedy shall not preclude any other remedy in this Agreement.







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                                      -28-

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.


GTE WIRELESS SERVICE CORPORATION                         HIGHWAYMASTER CORPORATION

By:           (x) Michael J. McDonough                   By:        (x) Jana Bell
              ---------------------------------------               ----------------------------

Name:         Michael J. McDonough                       Name:      Jana Bell
              ---------------------------------------               ----------------------------

Title:        Senior Vice President - Marketing &        Title:     President & CEO
              Sales
              ---------------------------------------               ----------------------------

Date:         April 30, 1999                             Date:      April 29, 1999
              ---------------------------------------               ----------------------------

By:           (x) Catherine H. LaFiandra
              ---------------------------------------

Name:         Catherine H. LaFiandra
              ---------------------------------------

Title:        Asst. Secretary
              ---------------------------------------

Date:         April 30, 1999
              ---------------------------------------


Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL

                                    EXHIBIT A

[TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]











Transition Agreement                            GTE Proprietary and Confidential

                                   [EXHIBIT B]
                      INTERCARRIER ROAMER SERVICE ADDENDUM

         This Addendum to the Intercarrier Roamer Service Agreement ("Roamer Agreement") between GTE Wireless Incorporated ("GTE") and __________________ ("Carrier") as managing agent for the entities set forth in Appendix I attached hereto and made a part hereof, is made and entered into effective as of _________, 1999. The provisions set forth in this Addendum are controlling and shall supersede any conflicting provisions in the Roamer Agreement as they may relate to the specific provision of Roamer Service to roamers using the HighwayMaster system ("HMS").

                                     RECITAL

         WHEREAS, the undersigned, in conjunction with other cellular providers, desires to facilitate the provision of cellular roamer service to the long haul trucking industry and other roamers with similar roaming patterns;

         WHEREAS, in recognition of the unique requirements of the long haul trucking industry, and other similarly situated industries, namely those with nomadic travel patterns, the parties hereto have agreed to amend their existing Roamer Agreement in accordance with the provisions set forth herein;

         WHEREAS, it is the express intent of the Parties hereto that the provisions of this Agreement shall be limited as set forth hereunder;

         NOW THEREFORE, in consideration of mutual covenants set forth below the receipt and sufficiency of which are hereby acknowledged, the parties enter into the Addendum;

                        ARTICLE I: DESCRIPTION OF SERVICE

         The HMS is a mobile communications system utilizing cellular technology to provide communication and tracking services. The service is available to the trucking industry and similar industries where the majority of airtime usage utilizes multiple cellular SID's (System Identifications). The system combines a patented smart phone voice recognition technology and special provisions from cellular carriers throughout the United States and Canada.

         A key component of the HMS is a "smart phone", which is a cellular telephone connected to a proprietary software processor placed in each vehicle. The phone, which utilizes voice recognition technology as a safety feature, interfaces with a front end processor or PC-based system which resides at the control dispatch center. As vehicles travel around the country, special transmissions from the HighwayMaster unit provide tracking information to the dispatch center showing the location, special information and roamer access information. The tracking information and call validation is provided by GTE Telecommunications Services ("TSI") located in Tampa, Florida. TSI processes a



Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL
special signal that is automatically transmitted each time the vehicle enters a new SID. The cellular network system, in conjunction with the cellular networks of other cellular carriers, will provide the communications medium over which tracking will be accomplished.

         Only those roamers who engage in frequent multistate/multimarket travel, wherein during two (2) consecutive months of each quarter in a calendar year, seventy percent (70%) of airtime usage, including *19 validation, occurs in multiple SIDs and whose tracking system can perform the restrictive call delivery and other technical network interfaces described in this Addendum shall be eligible to receive the roamer rates herein referenced.

          ARTICLE II: GTE'S ROLE AS AN ADMINISTRATIVE SERVICE PROVIDER

ESTABLISHMENT OF NPA/NXX

         GTE shall be responsible for establishing NPA/NXX combinations created solely for use by roamers as defined herein. The NPA/NXX's are not dialable from the Public Switched Telephone Network and can only be successfully called through the Roamer Access Port of the serving system or via IS-41 Call Delivery to the extent that is the Carrier's standard configuration. GTE has established a designated NPA/NXX numbering system in conjunction with TSI for purposes of validating *19 generated calls. GTE has a separate billing identification ("BID") for all numbers utilized by vehicles hereunder. The BID will be used nationally to identify vehicles equipped with the HighwayMaster system. GTE will notify the carriers of the BID and provide all updates of NPA/NXX used for the purpose of this application. GTE will provide Industry Standard Updates which shall be listed on GTE's Technical Data Sheets. All assigned numbers will be stored in a validation database, jointly maintained by TSI and GTE. GTE shall provide activations, ESN changes and updates to the database. The number block utilized by vehicles equipped with the HighwayMaster system will be accessed via the "valid foreign group" of all participating carriers which will allow vehicles to make 1+800 calls and 911 emergency calls. All calls, except emergency 911 calls, generated by users of the HighwayMaster system will be routed to a billing and dispatch platform via a 1-800 number which will require an authorized personal identification number (PIN) or modem to modem validation process for completion.

                          ARTICLE III: COST OF SERVICE

         Pursuant to the provisions herein stated, Carrier agrees for the term of this Addendum to provide roaming service in accordance herewith in those markets set forth on Appendix I at $_____ per minute. Carrier will not assess a daily roamer access charge to users described hereunder for system use. It is acknowledged that the provision of service at the rate set forth herein may be subject to regulatory approval in various states. Carrier agrees that in those service areas set forth in Appendix II requiring regulatory approval for the roaming rate set forth herein, Carrier shall make reasonable good faith efforts to obtain approval from the appropriate regulatory bodies. In the event regulatory approval for the rates set forth herein is not obtained, the parties hereto may elect to



Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL
terminate this Agreement in those service areas or negotiate in good faith to determine alternative rates. Notwithstanding any provision contained herein to the contrary, Carrier shall not be required to provide rates to GTE which are contrary to its overall business objectives and strategies or which are not approved by the reviewing regulatory body.

                       ARTICLE IV: BILLING AND SETTLEMENT

         GTE shall be liable to Carrier for all cost of services for system usage at a rate in accordance with Article III of this Addendum. All charges shall be invoiced by Carrier to GTE as specified in Appendix III of the Roamer Agreement.

                           ARTICLE V: CALL RESTRICTION

         Carrier agrees that in order to eliminate incidences of fraud as it relates to the provision of service hereunder in conjunction with the HighwayMaster system, Carrier shall institute call restrictive dialing. Inbound and outbound calls in service areas set forth on Appendix II shall be routed via a 1-800 platform which will require an authorized Personal Identification Number
(PIN) or another modem to modem validation method for call completion. Carrier acknowledges and agrees that its liability for fraudulent airtime charges as set forth herein or systems failure is relieved and shall be borne by GTE only if Carrier has in place the call restrictive mechanism and procedures described herein; otherwise, Carrier shall be solely liable for fraudulent airtime charges incurred in areas set forth on Appendix II. Liability for losses, damages, charges or expenses arising from or out of the fraudulent use of the HighwayMaster system, including, but not limited to, outbound/inbound calls, cloned phones, unauthorized PIN use, modem to modem validation and the 1+800 platform resulting from or attributable to Customers of the HighwayMaster system shall be borne by GTE.

                        ARTICLE VI: TERM AND TERMINATION

         This Agreement shall commence on the date of execution, and shall be month to month terminated by either party with the provision of ten (10) days prior written notice.

         Notwithstanding any provisions contained herein to the contrary, GTE may suspend or otherwise terminate this Agreement as it relates to those markets set forth in Appendix II in the event GTE should terminate its relationship with HighwayMaster Corporation for the provision of administrative service as provided therein.

                      ARTICLE VII: LIMITATIONS OF LIABILITY

         Neither Party hereto shall be liable to the other party or any third party, including affiliate subsidiaries or partnership interest, for indirect, incidental, consequential, reliance, punitive or special damages, including, without limitation, damages for lost profits, regardless of the form of action whether in contract, indemnify, warranty, strict liability or tort arising from or related to the performance of the duties of either party as set forth herein or the rendering of services hereunder.



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                                      -3-

                         ARTICLE VIII: GTETSI INTERFACE

         A key component of the HighwayMaster System application is the ability of carriers to validate and provide for call delivery through TSI. In order for this to be implemented the carrier must have a link to TSI or the validation system of any other clearinghouse service provider. In the event the carrier is not linked to any of the above services, Carrier understands that its participation herein would be limited to markets which adhere to the requirements set forth in this paragraph.

Agreed to by:


GTE WIRELESS INCORPORATED                                [CARRIER]

By:                                                      By:
              ---------------------------------------               -------------------------------

Name:                                                    Name:
              ---------------------------------------               -------------------------------

Title:                                                   Title:
              ---------------------------------------               -------------------------------

Date:                                                    Date:
              ---------------------------------------               -------------------------------

By:
              ---------------------------------------

Name:
              ---------------------------------------

Title:
              ---------------------------------------

Date:
              ---------------------------------------





Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL

                                    EXHIBIT C

[TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]



Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL

                                   [Exhibit D]
              ADDENDUM TO THE INTERCARRIER ROAMER SERVICE AGREEMENT

         This Addendum ("Addendum") to the Intercarrier Roamer Service Agreement ("Roamer Agreement") between GTE Wireless Incorporated, on behalf of itself and its wireless affiliates that are a party to the Roamer Agreement ("GTE") and __________________ ("Carrier") is made as of this ___ day of _____, 1999. To the extent any of the provisions of this Addendum are contrary to the provisions in the Roamer Agreement, the provisions in this Addendum shall control with respect to any usage of wireless roaming service ("Roaming") for the Numbers (as defined herein) associated with a HighwayMaster System (as defined herein) or used by HighwayMaster Corporation ("HighwayMaster") or one of its Customers ("Customers"). HighwayMaster is not a party to, nor does this Addendum make them a party to, GTE's Roamer Agreement with the Carrier. This Addendum supercedes and replaces any existing Intercarrier Roamer Service Addendum between GTE and Carrier with regard to wireless service provided to HighwayMaster.

                                    RECITALS

         Whereas, GTE and Carrier, in conjunction with other wireless providers, desire to facilitate the provision of Roaming to the long haul trucking industry and other similarly situated entities with similar Roaming patterns (the "Trucking Industry") in which the majority of wireless usage is in multiple System Identifications ("SIDs");

         Whereas, HighwayMaster and Carrier have a separate Service Agreement (the "Service Agreement") that defines the relationship between Carrier and HighwayMaster; and

         Whereas, in recognition of the unique requirements of the Trucking Industry, GTE and Carrier have agreed to amend their existing Roamer Agreement in accordance with the provisions of this Addendum for purposes of implementing the HighwayMaster System only in accordance with the terms and conditions of this Addendum;

         NOW, THEREFORE, for and in consideration of these premises and the mutual covenants, agreements, representations and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GTE and Carrier agree as follows:

                                    SECTION 1
                           GTE AND CARRIER AGREEMENTS

         1.1 Technical Specifications and Changes. Carrier and HighwayMaster have entered into a Service Agreement under which Carrier provides HighwayMaster certain services which assist HighwayMaster in the operation of its business. Carrier has established a separate BID# 30445 for the tracking of the Roaming usage by



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

HighwayMaster and Carrier has obtained certain numbers (the "Numbers") that it uses only in connection with the Service Agreement.

         1.2 Validation. Carrier, either itself or through GTE Telecommunications Services Incorporated ("GTE TSI") or another similar Clearinghouse, will maintain the Numbers in a database ("Database") that will permit standard validation of the calls in GTE Markets as communicated by GTE. GTE TSI shall manage such database at the Carrier's request, and no changes or modifications shall be made to the database that effect GTE's network, GTE's wireless service or GTE's validation procedures.

         1.3 Billing and Settlement. Subject to Section 1.6, Carrier shall be liable to GTE for the amount of Roaming usage at the rate set forth in this Addendum. GTE and Carrier shall use the standard net settlement process for charges hereunder as specified in Appendix III of the Roamer Agreement. Neither Carrier, HighwayMaster nor any other entity may edit or adjust the charges under this Agreement other than as permitted by the standard net settlement procedures or as authorized in writing by the Carrier.

         1.4 Roaming Charge. GTE has entered into this Addendum in reliance upon
(i) the representation and warranties in Section 2 and (ii) the other terms and conditions of this Addendum. Further, GTE is providing the rates for Roaming set forth herein only for use with a HighwayMaster System that meets the criteria and restrictions set forth in this Addendum, including without limitation Sections 2.2, 2.3, 2.4 and 2.5. Pursuant to the provisions herein stated, GTE agrees for the term of this Addendum to provide Roaming service in accordance herewith in those markets set forth on Appendix I at the [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.] provided, however, that Carrier may, in its sole discretion, either terminate this Addendum or increase the rates with sixty (60) days prior written notice if any of the representations and warranties set forth in Section 2 are, or become, inaccurate, misleading or untrue. Notwithstanding any provision contained herein to the contrary, Carrier shall not be required to provide Roaming Rates to GTE which are contrary to its overall business objectives and strategies or which are not approved by any regulatory body with jurisdiction over the matter.

         1.5 Territories and Status of GTE. The territories in which GTE shall provide Roaming to Carrier in accordance herewith are set forth on Appendix I. Appendix I also sets forth GTE's status as either a preferred Carrier or secondary Carrier. If GTE is preferred, the HighwayMaster System shall use GTE's Roaming in the Territories unless such Roaming is inoperable or out of compliance in which case HighwayMaster will use the Roaming of a secondary Carrier in that Territory.

         1.6 GTE Call Restrictions. GTE agrees that in order to eliminate incidences of fraud as it relates to the provision of Roaming hereunder in conjunction with the HighwayMaster System, GTE shall institute, and program its switches, so that any call, whether inbound or outbound, on a Number associated with a HighwayMaster System will be routed to one of the 800 Numbers as defined in Section 2.4 ("Carrier Switch Restrictions"). GTE acknowledges and agrees that its liability for fraudulent airtime charges as set forth herein is relieved and shall be borne by Carrier if GTE has in place



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the Carrier Switch Restrictions. To the extent GTE does not institute and maintain the Carrier Switch Restrictions at all times and neither Carrier, HighwayMaster or GTE TSI have made any modifications or changes to the Database that affect the service, programming or restrictions in GTE's facilities, switches or networks, GTE shall be liable for fraudulent airtime charges incurred in its Territories. To the extent Carrier's claims for credits for airtime based on fraud or any other claim exceed ten percent (10%) of airtime charges under this Addendum in any month, GTE may suspend service under this Agreement until the reason for such fraud is identified.

         1.7 Term. The term of this Addendum shall commence on the date first written above and shall continue thereafter for a period of one (1) year (the "Term"). Upon the expiration of the Term, this Addendum shall continue on a month to month basis unless terminated by either GTE or Carrier with sixty (60) days prior written notice. Notwithstanding any provisions contained herein to the contrary, GTE or Carrier may suspend or otherwise terminate this Addendum upon the termination or expiration of the Service Agreement or relationship between Carrier and HighwayMaster or upon failure of GTE to be paid for the Roaming on the due date.

         1.8 Limitation of Liability. Neither GTE nor Carrier shall be liable to the other party or any third party for indirect, incidental, consequential, punitive, reliance or special damages, including, without limitation, damages for lost profits, regardless of the form of action whether in contract, indemnity, warranty, equity, strict liability or tort arising from or related to the performance of the duties of either GTE or Carrier as set forth herein.

         1.9 GTE TSI Interface. A key component of the HighwayMaster System is the ability of carriers to validate through GTE TSI. Carrier agrees that it has a link to GTE TSI or another clearinghouse service provider with a gateway to GTE TSI, or to an IS-41 connection with a gateway to GTE TSI If the Carrier has consented to use of the IS-41 connection. In the event the Carrier is not linked to any of the above services, GTE understands that its participation herein would be limited to markets which adhere to the requirements set forth in this paragraph.

         1.10 Amendment. This Addendum may only be modified or amended by execution of a written amendment by both GTE and Carrier.

         1.11 Additional Applications. To the extent the Parties wish to expand the use of the Roaming in connection with a specific application or account, Carrier shall present GTE with an amendment for consideration as set forth in
Section 1.10, and GTE agrees to use good faith efforts to respond within sixty
(60) days from the date it receives the proposed amendment. Nothing herein commits GTE to expanding or modifying the terms and conditions of this Addenda.

         1.12 Nature of the Relationship. The Parties acknowledge and agree that nothing in this Agreement shall be construed or implied to create a relationship of partners, agency, joint venture, or employer and employee. Neither Party hereto shall, in any way, have the authority to bind the other party in any manner whatsoever.



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         1.13 Primary Point of Contact. The Parties will each identify a primary point of contact (the "Contact") for administration of this Agreement.

         1.14 Applicable Law. The validity, construction and performance of this Agreement shall be governed and interpreted in accordance with the laws of the State of New York.

         1.15 Effects of Headings. Headings to articles and paragraphs of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

         1.16 Assignment. Neither this Agreement nor the rights nor obligations hereunder shall be assigned or delegated, in whole or in part, by Carrier to any other person, firm or corporation without the prior written consent thereto by GTE. GTE will provide Carrier written notice of any assignment of this Agreement by GTE or any divestiture of any Territories . To the extent GTE divests one or more of its Territories, GTE shall provide Carrier with notice of such divestiture, but there is no further guarantee of Roaming in a divested Territory.

         1.17 Notices. Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be made by registered or certified mail, return receipt requested, or by an overnight mail service having a record of receipt and addressed as follows:

         If to GTE:           GTE Wireless Incorporated
                              245 Perimeter Center Parkway
                              Atlanta, Georgia 30346
                              Attn.    Director, Carrier Alliances

         With a copy to:               GTE Legal Department
                                       245 Perimeter Center Parkway
                                       Atlanta, Georgia 30346
                                       Attn.  General Counsel
                                       Fax:  (770) 391-8250

         If to Carrier:
                              -----------------------------------

                              -----------------------------------

                              -----------------------------------

                              -----------------------------------

         Either party hereto may change its address by providing notice of such address change to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been received five (5) days after mailing thereof, or when actually received, whichever occurs first.

         1.18 Severability. Any provision of this Agreement which is prohibited, unenforceable or is declared or found to be illegal, unenforceable or void, in any



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                                      -4-
jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         1.19 Waiver. The failure of either Party to enforce, in any one or more instances, performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the Parties hereto. The Parties acknowledge that a waiver of any term or provision hereof may only be given by a written instrument executed by each party hereto.

         1.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument notwithstanding that all Parties are not signatories to each counterpart.

         1.21 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the Parties hereto and their successors or permitted assigns, any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement.

         1.22 Entire Agreement. This Agreement, together with all Exhibits attached hereto and expressly made a part of this Agreement, shall constitute the entire agreement between the Parties hereto provided and shall supersede all prior proposals, negotiations, understandings and agreements, whether oral or written.

         1.23 NO WARRANTY. GTE AND ITS AFFILIATES MAKE NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, CONCERNING THE FACILITIES OR THE SERVICE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. THIS SECTION SHALL APPLY TO RESELLER OR ANY OF RESELLER'S END USERS. Carrier expressly acknowledges that GTE shall have no liability for any failure, defects, malfunctions or errors in the Facilities or for the provision of service hereunder.

         1.24 NO FACILITIES LIABILITY. Under no circumstances will GTE have any liability to CARRIER or any End User for any causes of action, losses or damages arising out of (i) mistakes, omissions, interruptions, errors, or defects in furnishing THE SERVICE, (ii) failures or defects in Facilities, or (iii) GTE's failure to maintain proper standards or maintenance and operation of the Facilities or to exercise reasonable supervision with respect to the operations of the Facilities.



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         1.25 CAPACITY LIMITATION. The parties recognize that unusual concentrations of usage may occur in certain locations. GTE shall incur no liability for its inability to provide adequate service hereunder if such liability is due to a lack of network capacity which results from the aforesaid usage concentration, and nothing herein shall require GTE to expend any capital to insure capacity for service.

                                    SECTION 2
            REPRESENTATIONS REGARDING HIGHWAYMASTER SYSTEM AND USAGE
                              OF ROAMING HEREUNDER

         2.1 General. GTE is entering into the above Addendum based on the representations and warranties made by Carrier in this Section 2. To the extent any of the representations and warranties below are or become inaccurate, misleading or untrue (a "Change"), Carrier shall notify GTE in writing (the "Notification") of such changes. Upon the earlier of the date the Change occurred or the date of the Notification, GTE may, in its sole discretion terminate this Addendum with Carrier. Carrier shall have the right upon ten (10) days prior notice to verify and obtain proof that each representation and warranty is true and accurate. Carrier acknowledges and agrees that GTE has provided the Roaming Rate in reliance on the representations and warranties made hereunder.

         The HighwayMaster System shall utilize the Numbers of Carrier that are not dialable from the Public Switched Telephone Network. At this time, the Numbers can only be successfully called through the Roamer Access port of the serving carrier in a wireless market or by the industry standard IS~41 (ANSI-41) automatic call delivery mechanism if utilized and consented to by GTE HighwayMaster numbers. The Numbers for a HighwayMaster System will be loaded in the "valid foreign group" of all carriers participating in providing roaming under this addendum.

         2.2 Description of Service. HighwayMaster has a mobile communications system utilizing wireless technology and a patented smart phone and other technology to provide communications and tracking service for the Trucking Industry (the "HighwayMaster System") and any other applications approved by Carriers as set forth herein or Section 1.12. The smart phone is a wireless phone connected to a proprietary software processor placed in each HighwayMaster System. The smart phone may use a voice recognition technology as a safety feature and interfaces with a front end processor or PC based system which resides at a control dispatch or response center ("Dispatch") operated by or for the HighwayMaster Customer. As each HighwayMaster System, that is located primarily in a vehicle, travels throughout North America, the HighwayMaster System generates transmissions that show location, and other necessary information (the "Tracking Information") to the Dispatch. The Tracking Information and any call validation is provided to HighwayMaster through a third party agreement. Through such agreement, a special signal is automatically transmitted to HighwayMaster's network services center ("NSC") each time a HighwayMaster System enters into a different SID. All calls, whether inbound or outbound, are processed by the NSC. A national wireless network created by the execution of similar Roaming addenda such as this Addendum provides the network over which the "Tracking Information" will be transmitted.



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         2.3 Roaming Requirement. Carrier represents and warrants that the
Roaming usage for each of its Customers and every HighwayMaster System will be frequent multi state/multi market travel, wherein during two (2) consecutive months of each quarter in a calendar year, seventy percent (70%) of the Roaming usage, including *19 validation, occurs in multiple SIDs (the "Minimum Roaming Requirement"). Carrier shall monitor compliance with this provision.

         2.4 Restrictive Dialing. HighwayMaster represents and warrants that each and every HighwayMaster System will be restricted in the following manner ("Restrictive Dialing"):

                  (i) calls can only be made to these [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]such additional toll free numbers as shall be supplied in writing by Carrier and are then consented to in writing by GTE; and

         [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]

         2.5 Use of Roaming. The Roaming and the Roaming Rate provided hereunder shall only be used with all or a substantial portion of the HighwayMaster System in the Trucking Industry, and such HighwayMaster System will have the Restrictive Call Delivery and will meet the Minimum Roaming Requirement unless otherwise agreed to in writing by GTE and Carrier or as expressly set forth herein. AGREED TO BY:

GTE WIRELESS INCORPORATED                                CARRIER

By:                                                      By:
             ---------------------------------------              -----------------------------------------------
Title:                                                   Title:
             ---------------------------------------              -----------------------------------------------
Date:                                                    Date:
             ---------------------------------------              -----------------------------------------------

By:
             ---------------------------------------
Title:
             ---------------------------------------
Date:
             ---------------------------------------




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



                                   APPENDIX I

--------------------------------------------------------------------------------

    [TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
          THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]











Transition Agreement                            GTE PROPRIETARY AND CONFIDENTIAL